EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 13, 2008, accompanying the consolidated financial statements, schedule and with respect to internal control over financial reporting included in the Annual Report of EF Johnson Technologies, Inc. (formerly known as EFJ, Inc.) on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statement of EF Johnson Technologies, Inc. on Form S-8.

/s/ GRANT THORNTON LLP
Dallas, Texas

June 27, 2008